                      Consent of Independent Accountants


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 1996 appearing on page 23 of ENSCO International Incorporated s Annual Report on Form 10-K, as amended, for the year ended December 31, 1995.



  /s/ PRICE WATERHOUSE LLP
  ------------------------
  Price Waterhouse LLP
  Dallas, Texas
  August 21, 1996